EXHIBIT 99.1

            FBL Financial Group Reports Second Quarter 2006 Results


    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Aug. 3, 2006--FBL
Financial Group, Inc. (NYSE:FFG):

Financial Highlights
(Dollars in thousands, except per share data)
                                                    Three Months Ended
                                                         June 30,
                                                      2006     2005
                                                    ------------------
Net income applicable to common stock                $17,665  $18,258
Operating income applicable to common stock           20,274   18,308
Earnings per common share (assuming
 dilution):
     Net income                                         0.59     0.62
     Operating income                                   0.68     0.62
----------------------------------------------------------------------

    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.59 ($17,665,000) for the quarter ended June 30, 2006, compared to $0.62 ($18,258,000) in the year ago quarter.
    Operating Income(1). Operating income increased to $20,274,000 for the quarter ended June 30, 2006, from $18,308,000 in the second quarter of 2005. Diluted operating income per common share increased to $0.68 in the second quarter of 2006 from $0.62 in the second quarter of 2005. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and a lawsuit settlement. For further information on this non-GAAP financial measure, please refer to Note
(1) and the reconciliation provided within this release.
    Commenting on FBL's second quarter results, Chief Executive Officer Bill Oddy stated, "Our second quarter results were excellent with operating income per share increasing 10 percent and premiums collected increasing 50 percent. Sales growth was led by our EquiTrust Life independent channel, which had $442 million of premiums collected in the quarter, up 59 percent from the first quarter of 2006 and 89 percent from the second quarter of 2005. As a result of these strong sales, we are confident this unit will exceed its premiums collected target of $1.2 billion for the year."
    Commenting on FBL's earnings outlook, Oddy added, "As a result of our strong second quarter results and our positive outlook for the remainder of the year, we are increasing our 2006 operating income guidance $0.10 per share to a range of $2.50 to $2.60 per common share. We maintain our 2006 net income guidance at $2.75 to $2.85 per share." This earnings outlook is subject to volatility resulting from a number of factors, including mortality experience and investment results.
    Product Revenues Up. Premiums and product charges for the second quarter of 2006 increased two percent to $62,457,000 from $61,394,000 in the second quarter of 2005. Interest sensitive and index product charges increased nine percent due primarily to an increase in the volume and aging of business in force, while traditional life insurance premiums decreased three percent.
    Premiums collected(2) in the second quarter of 2006 increased 50 percent to $572,251,000 from $381,725,000 in the second quarter of 2005. This increase is due to growth in FBL's EquiTrust Life independent channel, which had $441,713,000 of premiums collected in the second quarter of 2006. Premiums collected from FBL's exclusive Farm Bureau Life distribution channel totaled $116,431,000 in the second quarter of 2006, declining 12 percent from the second quarter of 2005, primarily due to lower traditional annuity sales.
    Investment Income. Net investment income in the second quarter of 2006 increased nine percent to $128,972,000 from $117,931,000 in the second quarter of 2005. This increase is due to an increase in average invested assets resulting primarily from inflows from Farm Bureau Life and EquiTrust Life. The annualized yield earned on average invested assets, with securities at cost, was 6.09 percent for the six months ended June 30, 2006, compared to 6.36 percent for the same period of 2005.
    Derivative Loss. FBL's derivative loss totaled $22,431,000 in the second quarter of 2006, compared to derivative income of $120,000 in the second quarter of 2005. The derivative loss reflects a decrease in the value of the underlying equity market indices on which call options supporting FBL's index annuity business are based. Additionally, the loss reflects an increased cost of money for call options primarily due to the impact of growth in the volume of index annuities in force.
    Realized/Unrealized Gains on Investments. In the second quarter of 2006, FBL recognized net realized/unrealized gains on investments of $222,000, compared to realized/unrealized gains on investments of $2,876,000 in the second quarter of 2005. Second quarter 2006 realized/unrealized gains include realized gains from sales of investments of $238,000, realized losses from sales of securities of $8,000, and unrealized losses on trading securities of $8,000.
    Benefits and Expenses. Benefits and expenses totaled $149,027,000 in the second quarter of 2006, compared to $159,801,000 in the second quarter of 2005. The decrease in benefits and expenses is primarily attributable to lower index product benefits resulting from a decline in the value of underlying equity market indices supporting the index annuity business.
    Underwriting, acquisition and insurance expenses include a pre-tax charge of $4,880,000 ($0.11 per common share after tax) in the second quarter of 2006 from the settlement of a lawsuit with a husband and wife who had applied for life insurance policies. The settlement ends litigation regarding the process Farm Bureau Life followed in denying insurance coverage for medical reasons. The settlement was entered into after adverse judicial rulings were made against Farm Bureau Life in June 2006. Prior to the issuance of the adverse judicial rulings, a material loss, net of insurance recoveries, was not deemed to be reasonably possible. Insurance claims have been filed under FBL's professional and general liability insurance policies for reimbursement of the settlement amount, but coverage has been denied. FBL believes these claims are valid and has filed lawsuits against the insurer and an insurance broker to recover damages. Any recoveries from third parties will be reported in subsequent accounting periods.
    Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the second quarter of 2006 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's website, www.fblfinancial.com.
    Assets Total $10.6 Billion. Total assets increased $492 million to $10.6 billion at June 30, 2006, from $10.2 billion at December 31, 2005. At June 30, 2006, 95 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share declined to $23.97 at June 30, 2006 from $28.88 at December 31, 2005, reflecting unrealized changes in the fair market value of investments caused principally by changes in market interest rates. Book value per share excluding accumulated other comprehensive income (loss)(3) increased five percent to $27.29 at June 30, 2006, from $26.05 at December 31, 2005.
    Conference Call. FBL management will hold a conference call with investors to discuss second quarter 2006 results. The call will be held tomorrow, August 4, 2006, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's website, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a change in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.
    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel,
(2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.


                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      June 30,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $26,495     $24,293
 Traditional life insurance premiums               35,773      36,915
 Accident and health premiums                         189         186
 Net investment income                            128,972     117,931
 Derivative income (loss)                         (22,431)        120
 Realized/unrealized gains on investments             222       2,876
 Other income                                       5,976       5,423
                                               ----------- -----------
   Total revenues                                 175,196     187,744
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     54,678      75,352
 Traditional life insurance and accident and
  health benefits                                  22,590      23,166
 Increase in traditional life and accident and
  health future policy benefits                    10,558      10,408
 Distributions to participating policyholders       5,794       5,678
 Underwriting, acquisition and insurance
  expenses                                         47,156      37,038
 Interest expense                                   2,878       3,375
 Other expenses                                     5,373       4,784
                                               ----------- -----------
   Total benefits and expenses                    149,027     159,801
                                               ----------- -----------
                                                   26,169      27,943
Income taxes                                       (8,684)     (9,829)
Minority interest in earnings of subsidiaries         (71)         (9)
Equity income, net of related income taxes            288         190
                                               ----------- -----------
Net income                                         17,702      18,295
Dividends on Series B preferred stock                 (37)        (37)
                                               ----------- -----------
Net income applicable to common stock             $17,665     $18,258
                                               =========== ===========

Earnings per common share - assuming dilution       $0.59       $0.62
                                               =========== ===========

Weighted average common shares                 29,381,931  28,849,494
Effect of dilutive securities                     473,666     477,412
                                               ----------- -----------
Weighted average common shares - diluted       29,855,597  29,326,906
                                               =========== ===========



                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                  Six months ended
                                                      June 30,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $51,809     $48,061
 Traditional life insurance premiums               70,161      70,248
 Accident and health premiums                         259         206
 Net investment income                            251,352     232,037
 Derivative loss                                   (5,599)    (12,280)
 Realized/unrealized gains on investments          11,826       3,288
 Other income                                      11,455      10,392
                                               ----------- -----------
   Total revenues                                 391,263     351,952
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    141,380     130,910
 Traditional life insurance and accident and
  health benefits                                  45,251      43,937
 Increase in traditional life and accident and
  health future policy benefits                    19,311      18,658
 Distributions to participating policyholders      11,491      11,842
 Underwriting, acquisition and insurance
  expenses                                         88,962      75,506
 Interest expense                                   5,839       6,670
 Other expenses                                    10,870       9,550
                                               ----------- -----------
   Total benefits and expenses                    323,104     297,073
                                               ----------- -----------
                                                   68,159      54,879
Income taxes                                      (23,065)    (19,203)
Minority interest in earnings of subsidiaries        (126)       (107)
Equity income (loss), net of related income
 taxes                                                468         (69)
                                               ----------- -----------
Net income                                         45,436      35,500
Dividends on Series B preferred stock                 (75)        (75)
                                               ----------- -----------
Net income applicable to common stock             $45,361     $35,425
                                               =========== ===========

Earnings per common share - assuming dilution       $1.52       $1.21
                                               =========== ===========

Weighted average common shares                 29,305,216  28,804,596
Effect of dilutive securities                     505,343     495,810
                                               ----------- -----------
Weighted average common shares - diluted       29,810,559  29,300,406
                                               =========== ===========

(1) Reconciliation of Net Income to Operating Income (Unaudited)

    In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and a lawsuit settlement. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter, and the lawsuit settlement in the second quarter of 2006 is a one-time, nonrecurring item. Any recoveries from third parties for this lawsuit will be reported in subsequent accounting periods as an operating income reconciling item. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):


                                                    Three months ended
                                                         June 30,
                                                      2006      2005
                                                    --------- --------

Net income applicable to common stock                $17,665  $18,258
Adjustments:
   Net realized/unrealized gains on investments (a)      (88)  (1,274)
   Net change in unrealized gains/losses on
    derivatives (a)                                     (475)   1,324
  Lawsuit settlement (a)                               3,172        -
                                                    --------- --------
Operating income applicable to common stock          $20,274  $18,308
                                                    ========= ========

Operating income per common share - assuming
 dilution                                              $0.68    $0.62
                                                    ========= ========

                                                     Six months ended
                                                         June 30,
                                                       2006     2005
                                                     -------- --------

Net income applicable to common stock                $45,361  $35,425
Adjustments:
   Net realized/unrealized gains on investments (a)   (7,781)  (1,801)
   Net change in unrealized gains/losses on
    derivatives (a)                                   (2,930)   1,491
  Lawsuit settlement (a)                               3,172        -
                                                     -------- --------
Operating income applicable to common stock          $37,822  $35,115
                                                     ======== ========

Operating income per common share - assuming
 dilution                                              $1.27    $1.20
                                                     ======== ========

(a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to these items.


(2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

(3) Reconciliation of Book Value Per Share Excluding Accumulated Other Comprehensive Income (Unaudited)


                                               June 30,   December 31,
                                                 2006        2005
                                              ----------- ------------
Book value per common share                       $23.97       $28.88
Accumulated other comprehensive income (loss)      (3.32)        2.83
                                              ----------- ------------
Book value per common share, excluding
 accumulated other comprehensive income
 (loss)                                           $27.29       $26.05
                                              =========== ============

Book value per common share excluding accumulated other comprehensive income (loss) is a non-GAAP financial measure. Accumulated other comprehensive income (loss) totaled a loss of $98,149,000 at June 30, 2006 and income of $82,301,000 at December 31, 2005. Since accumulated other comprehensive income (loss) fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.

                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                               June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------
Assets
Investments                                   $8,597,109   $8,299,208
Cash and cash equivalents                         20,666        5,120
Deferred policy acquisition costs                777,011      695,067
Deferred sales inducements                       188,288      146,978
Other assets                                     377,159      367,665
Assets held in separate accounts                 685,750      639,895
                                             ------------ ------------
Total assets                                 $10,645,983  $10,153,933
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $8,326,055   $7,634,922
Other policyholders' funds                       556,947      560,863
Debt                                             218,421      218,446
Other liabilities                                146,315      255,412
Liabilities related to separate accounts         685,750      639,895
                                             ------------ ------------
Total liabilities                              9,933,488    9,309,538

Minority interest in subsidiaries                    208          164

Stockholders' equity                             712,287      844,231
                                             ------------ ------------
Total liabilities and stockholders' equity   $10,645,983  $10,153,933
                                             ============ ============

Common Shares Outstanding                     29,588,222   29,133,331
                                             ============ ============

    FFG-1


    CONTACT: FBL Financial Group, Inc., West Des Moines
             Investor Relations:
             Kathleen Till Stange, 515-226-6780
             Kathleen.TillStange@FBLFinancial.com